UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       October 31, 2016

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of the stockholders of Southern Missouri Bancorp, Inc. was held on October 31, 2016, in Poplar Bluff, Missouri. Stockholders representing 6,555,071 shares, or 88.14%, of the common shares outstanding as of the September 9, 2016, record date were present in person or were represented at the meeting by proxy. Final voting results are shown below:

(Proposal 1)  The election of the following nominees as directors of the Company, each for a three-year term:

(a) Sammy A. Schalk:
		BROKER
FOR	WITHHELD	NON-VOTES
4,611,387	222,004	1,721,680

(b) Charles R. Love:
		BROKER
FOR	WITHHELD	NON-VOTES
4,596,084	237,307	1,721,680

(Proposal 2)   Advisory (non-binding) vote to approve executive compensation:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
4,405,091	110,391	317,909	1,721,680

(Proposal 3)   Approval of an amendment to the articles of incorporation of Southern Missouri Bancorp to increase the authorized number of shares of common stock from 10,000,000 to 12,000,000:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
6,048,516	290,869	215,686	-

(Proposal 4)  The ratification of the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending June 30, 2016:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
6,338,617	838	215,616	-

On Proposal 1, Mr. Schalk and Mr. Love were each elected for a three-year term to expire in 2019. The vote required to approve Proposals 2 and 4 was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, Proposals 2 and 4 were approved. The vote required to approve Proposal 3 was the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. Accordingly, Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: November 1, 2016	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer

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